BIG MUDDY BANCORP, INC.

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

Proposal	For	Against	Abstain
1. To authorize, approve and adopt the Agreement and Plan of Merger, dated as of August 21, 2018, by and among Eagle Bancorp Montana, Inc. ("Eagle Bancorp"), Opportunity Bank of Montana, BMB and The State Bank of Townsend (the "Merger Agreement") pursuant to which BMB will merge with and into Eagle Bancorp.	☐	☐	☐
2. To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIG MUDDY BANCORP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is solicited on behalf of the Board of Directors of Big Muddy Bancorp, Inc., a Montana corporation ("BMB"), for use at the Special Meeting of Shareholders of BMB to be held on [ ], 2018 at [ ], Dutton, Montana at [ ] local time and at any postponements or adjournments thereof (the "Special Meeting").

The undersigned, being a holder of common stock of BMB, hereby appoints Benjamin G. Ruddy and Joni Carlton, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided below, all shares of BMB common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if present at the Special Meeting and any adjournments or postponements thereof. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS OF BMB RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to BMB, prior to the date of the Special Meeting, or by attending and voting at the Special Meeting (attendance by itself is not sufficient).

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS
ON YOUR STOCK CERTIFICATE.

PLEASE MARK, DATE AND SIGN THIS PROXY AND
RETURN ON OR BEFORE ______________, 2018 USING THE ENCLOSED ENVELOPE.